UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2022

LENSAR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-039473	32-0125724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive,

Orlando, Florida 32826

(Address of principal executive offices, Zip Code)

(888) 536-7271

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On January 11, 2022, the Board of Directors (the “Board”) of LENSAR, Inc. (the “Company”) appointed Kendra W. Wong, previously the Company’s Director of Financial Operations, to serve as the Company’s Principal Accounting Officer, effective immediately.

In connection with Ms. Wong’s promotion, on January 11, 2022, the Board approved: (i) an increase to her annual base salary to $225,000, effective January 10, 2022; (ii) a target bonus opportunity for 2022 of 30%; and (iii) an award of options to purchase 21,970 shares of the Company’s common stock at a price of $6.04 per share, the fair market value of the Company’s common stock on the grant date, which options vest as to 25% of the total amount of the award on the one-year anniversary of the grant date and in thirty-six substantially equal monthly installments thereafter.

Ms. Wong, 42, joined the Company as the director of financial operations in March 2021. Before joining the Company, Ms. Wong served as the assistant corporate controller, subsidiary operations for PDL BioPharma, Inc., the former parent entity to the Company, from July 2018 to March 2021. Prior to PDL, Ms. Wong served as a finance and accounting consultant for pharmaceutical companies primarily based in Silicon Valley from January 2017 to July 2018. Ms. Wong began her career at PricewaterhouseCoopers LLP providing audit and business advisory services, primarily in the life science and venture capital industries. She is a Certified Public Accountant and an Associate Professor Emeritus at Sierra Nevada University, where she previously served in several roles from January 2008 to May 2018, including most recently as Associate Professor and Business Department Chair. Ms. Wong received a B.S. in Managerial Economics from the University of California, Davis and an M.B.A. from Arizona State University.

Ms. Wong has entered into the Company’s standard indemnification agreement for directors and officers.

Officer Compensation

On January 11, 2022, the Board approved annual cash bonuses for 2021 for each of Nicholas T. Curtis, Alan B. Connaughton and Thomas R. Staab, II at 105% of their annual target bonus. Additionally, on January 11, 2022, the Board approved the grant of (i) options to purchase shares of common stock of the Company (“Options”) and (ii) restricted stock units (the “RSUs”) to Nicholas T. Curtis, Alan B. Connaughton, Thomas R. Staab, II, in the amounts set forth below opposite such officer’s name. The Options were granted pursuant to the Company’s 2020 Incentive Award Plan and grant each recipient the right to purchase shares of Company common stock at a price of $6.04 per share, the fair market value of the Company’s common stock on the grant date. The Options vest as to 25% of the total amount of the award on the one-year anniversary of the grant date and in thirty-six substantially equal monthly installments thereafter. The RSUs, also granted pursuant to the Company’s 2020 Incentive Award Plan, vest as to 25% of the total amount of the award on each anniversary of the grant date.

Name	Number of Stock Options	Number of RSUs
Nicholas T. Curtis	105,000	30,000
Alan B. Connaughton	52,500	15,000
Thomas R. Staab, II	52,500	15,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: January 13, 2022	By:	/s/ Nicholas Curtis
Nicholas Curtis
Chief Executive Officer